Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8 of our reports dated March 5, 2009, relating to the financial statements of National CineMedia, Inc. and National CineMedia, LLC, and the effectiveness of National CineMedia, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of National CineMedia, Inc. for the year ended January 1, 2009.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 5, 2009